UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 2, 2012
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 West Hastings Street, Suite 320 Vancouver, British Columbia	V6E 2J3
(Address of principal executive offices)	(Zip Code)

(604) 682-9775
Registrant's telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01     Entry into a Material Definitive Agreement

On April 2, 2012, Uranium Energy Corp. (the "Company") entered into a placement agency agreement (the "Placement Agency Agreement") with Dundee Securities Ltd. (the "Lead Agent"), Global Hunter Securities LLC, CIBC World Markets Inc. and Haywood Securities Inc. (together with the Lead Agent, the "Placement Agents"). The Placement Agency Agreement relates to the issuance and sale in a public offering (the "Offering") in the United States and Canada an aggregate of up to 5,560,000 shares of the Company's common stock, $0.001 par value per share (each a "Share" and, collectively, the "Shares"), at a negotiated price of $3.60 per Share for gross proceeds of up to $20,016,000, before deducting Placement Agents' fees and estimated offering expenses.

The Offering will be made in the United States under the Company's shelf registration statement on Form S-3 (File No. 333-176406) (the "Registration Statement"), including a base prospectus dated September 2, 2011, as supplemented by a prospectus supplement dated April 2, 2012, and in each of the provinces of Canada, except Quebec, pursuant to a multi-jurisdictional disclosure system ("MJDS") base prospectus dated September 2, 2011 and an MJDS prospectus supplement dated April 2, 2012. The Placement Agency Agreement contains customary representations, warranties and covenants by the Company, conditions to closing and indemnification provisions, an agents' option to purchase up to an additional 834,000 Shares. This summary of the Placement Agency Agreement is qualified in its entirety by reference to the Placement Agency Agreement filed herewith as Exhibit 1.1 and incorporated into this Item 1.01 by reference.

The Placement Agency Agreement contains representations and warranties by each of the parties thereto. These representations and warranties have been made solely for the benefit of the other party to the Agency Agreement and:

  should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

  have been qualified by disclosures that were made to the other party in connection with the negotiation of the Agency Agreement, which disclosures are not necessarily reflected in the agreement;

  may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

  were made only as of the date of the Placement Agency Agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report on Form 8-K not misleading. Additional information about the Company may be found elsewhere in the Company's other public filings, which are available without charge through the SEC's website at http://www.sec.gov.

In connection with the issuance of the Shares in the Offering, McMillan LLP, counsel to the Company, delivered an opinion to the Company regarding the legality of the Shares, upon issuance and sale thereof, which is attached hereto as Exhibit 5.1. This description of the opinion is qualified in its entirety by reference to Exhibit 5.1.

Item 8.01     Other Events

On April 2, 2012, the Company issued a news release announcing the Offering referred to in Item 1.01 above.

A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01     Financial Statements and Exhibits

(a)        Financial Statements of Business Acquired

Not applicable.

(b)        Pro forma Financial Information

Not applicable.

(c)        Shell Company Transaction

Not applicable.

(d)        Exhibits
Exhibit	Description
1.1	Placement Agency Agreement dated April 2, 2012
5.1	Opinion of McMillan LLP
99.1	Press release dated April 2, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
URANIUM ENERGY CORP.
DATE: April 3, 2012	By: "Mark Katsumata" Mark Katsumata Chief Financial Officer

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